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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):       JANUARY 19, 1999
                                                  ------------------------------


                              ORBCOMM GLOBAL, L.P.
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             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                  333-11149             54-1698039
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   (State or Other Jurisdiction       (Commission           (IRS Employer
        of Incorporation)             File Number)       Identification No.)


2455 HORSE PEN ROAD, SUITE 100               HERNDON, VIRGINIA          20171
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:        (703) 406-6000
                                                    ----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

              On January 19, 1999, ORBCOMM Global, L.P. ("ORBCOMM" or the "Company") announced that it had begun to solicit consents from the holders of its 14% Senior Notes due 2004 (the "Notes"). The consents are being solicited in connection with proposed amendments to the Indenture governing the Notes in order to, among other things: (i) provide for the payment of certain administrative expenses subsequent to a possible future initial public offering; (ii) provide ORBCOMM greater flexibility in marketing and distributing its products and services; (iii) consolidate certain categories of permitted indebtedness under the Indenture; (iv) provide additional Lien capacity; and (v) make certain other modifications to the Indenture that address ambiguities and inconsistencies that have been identified since the Notes were originally issued.

OUTLOOK, ISSUES AND UNCERTAINTIES

              The following is a description of risks faced by ORBCOMM, which has designed, developed and launched and is operating the world's first commercial satellite-based low-Earth orbit data and messaging communications system (the "ORBCOMM system"). Investors should carefully consider the following issues and uncertainties that relate to the Company, in addition to the other information about the Company contained in its periodic reports, press releases and other publicly available sources. Many statements contained in the Company's reports and press releases are not historical and are forward looking in nature. Examples of such forward looking statements include statements concerning our operations, funding needs and financing sources. Other examples include statements concerning our launch and commercial service schedules, cash flows and profitability, as well as information concerning future regulatory approvals, expected characteristics of competing systems and expected actions of third parties such as equipment suppliers, International Licensees (as defined below) and VARs (as defined below). These forward looking statements are inherently predictive and speculative, and are based on our current views and assumptions regarding future events and operating performance. The following are some of the risks that could cause actual results to differ significantly from those expressed or implied by such statements.

ORBCOMM HAS AN UNPROVEN TRACK RECORD

              WE EXPECT TO INCUR CONTINUED NET LOSSES. To date, we have generated only nominal revenues from our limited operations. We have incurred cumulative net losses of $97.8 million through September 30, 1998 and expect losses to continue for at least the next several quarters. We initiated limited commercial service in the United States in February 1996 using the first two satellites of a planned 36-satellite constellation. On November 30, 1998, we commenced full commercial service using a 28-satellite constellation, and we expect to launch an additional eight satellites in the third quarter of 1999. Our activities to date have focused primarily on the following:

              - obtaining U.S. and international regulatory approvals to operate the ORBCOMM system;

              -     designing, constructing and launching satellites;

              - designing and constructing the associated ground network and operating systems;

              - developing manufacturing sources for the subscriber units used by customers to communicate with the ORBCOMM system;


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              -     developing relationships with value-added resellers not
                    affiliated with us ("VARs") and with licensees that will market and distribute our services internationally ("International Licensees");

              -     developing our own value-added resellers ("Internal VARs");

              - developing software and hardware applications for our customers; and

              -     conducting marketing and selling activities.

              Our continued business development will require substantial capital expenditures, most of which we will incur before we realize significant revenues from the ORBCOMM system. Together with our operating expenses, these capital expenditures will result in negative cash flows until or unless we establish an adequate revenue-generating customer base. We cannot assure you that we will have positive cash flows or that we will become profitable.

              ORBCOMM HAS A LIMITED OPERATING AND FINANCIAL HISTORY. You have limited operating and financial data about us on which to evaluate our business performance. We have conducted full commercial operations for only a limited period of time. Our ability to provide commercial service globally or even in key markets and to generate positive operating cash flows will depend on our ability to, among other things:

              - successfully operate and maintain the satellites in the constellation;

              - integrate the various ORBCOMM system segments (including the satellites, the ground and control infrastructure and the hardware and software used in customer applications);

              - develop distribution capabilities within the United States and licensing and distribution arrangements outside the United States sufficient to capture and retain an adequate customer base;

              - successfully and timely launch an additional plane of satellites to create an enhanced 36-satellite constellation;

              - install the necessary ground infrastructure and obtain the necessary regulatory and other approvals outside the United States; and

              - provide for the timely design, manufacture and distribution of subscriber units to customers in sufficient quantities, with appropriate functional characteristics and at competitive prices for various applications.

              Given our limited operating history, we cannot assure you that we will be able to achieve these objectives or develop a sufficiently large revenue-generating customer base to achieve profitability.

WE WILL HAVE SIGNIFICANT ADDITIONAL FUNDING REQUIREMENTS

              ADDITIONAL FUNDING REQUIRED TO COMMENCE GLOBAL SERVICE COULD BE SIGNIFICANT. To complete and maintain the planned 36-satellite enhanced constellation and to expand global service, we will require


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significant additional capital expenditures. We currently expect that the total cost of the planned 36-satellite enhanced constellation from June 30, 1993
(date of inception) through the third quarter of 1999 will be approximately
$332 million. Through September 30, 1998, we spent approximately $240 million on satellite constellation design, construction and launch services, design and construction of the U.S. ground segment and insurance and other system costs (excluding approximately $52.5 million of capitalized interest and $43.6 million owed to Orbital Sciences Corporation ("Orbital") for work completed but not yet invoiced under the procurement agreement between Orbital and ORBCOMM, which covers, among other things, the procurement by ORBCOMM of ORBCOMM system satellites from Orbital). To finance these expenditures, Orbital, through Orbital Communications Corporation ("OCC"), and Teleglobe Inc. ("Teleglobe"), through Teleglobe Mobile Partners ("Teleglobe Mobile"), had invested approximately $228 million in the Company through December 31, 1998. In addition, we received net proceeds of approximately $164 million from the sale of our 14% Senior Notes (the "Notes") in August 1996 (the "Notes Offering") and a loan of approximately $5 million from MetLife Capital Corporation (the "MetLife Note"). While they are not contractually required to do so, our partners are currently funding our operations. We will require additional capital in 1999 and may seek to raise such additional capital through additional contributions or loans from our current partners, other equity or debt financings or operating lease arrangements or we may seek to enter into strategic arrangements. We cannot assure you, however, that other equity or debt financing or operating lease arrangements will be available and, if so, that they will be available on terms acceptable to us or that strategic arrangements will be possible and, if so, that they will be possible on terms acceptable to us. See "-- Risks Related to Satellites -- Cost Increases from Satellite Enhancements, Launch Failures and Other Sources Could Negatively Affect Our Financial Performance" and " -- A Note Regarding Forward Looking Statements."

              Developing, marketing and distributing data and messaging communications services to customers, constructing certain components of the ground infrastructure or procuring and launching additional satellites may require us to make significant expenditures that are not currently planned. These additional expenditures may arise as a result of, among other things:

              -     a decision to establish additional Internal VARs;

              - the requirement that we construct international gateways because the International Licensees are unable or unwilling to do so; or

              - the requirement that we procure and launch satellites to replace satellites in the event of, for example, an uninsured loss.

See " -- Reliance on Third Parties Could Affect Our Operations -- We Will Rely Heavily on VARs Within the United States," " -- Reliance on Third Parties Could Affect Our Operations -- We Will Rely Heavily on International Licensees Outside the United States" and "-- Risks Related to Satellites --Limited Insurance Exposes Us to Significant Risks of Loss."

              We have experienced delays in implementing the ORBCOMM system, resulting in increased funding requirements beyond our estimates at the time of the Notes Offering. In addition, primarily because of our decisions to proceed with an enhanced 36-satellite constellation rather than the originally planned 28-satellite constellation and to develop Internal VARs, we have experienced significant cost increases. See "-- Risks Related to Satellites -- Schedule Delays Could Affect our Operations in Certain Areas" and "-- Risks Related to Satellites --Cost Increases from Satellite Enhancements, Launch Failures and Other Sources Could Negatively Affect Our Financial Performance." Moreover, beginning February 15, 1999, interest expense on the Notes will represent a significant cash requirement for us. We do not expect to be able to generate sufficient cash from operations to cover all these requirements for at least several more quarters. Moreover, we may need additional funding to cover delays or increased costs in the future. If this


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additional funding becomes necessary, we cannot assure you that additional funding will be available from the public or private markets or from our partners on favorable terms or on a timely basis, if at all.

              OUR SUBSTANTIAL DEBT SERVICE OBLIGATIONS COULD AFFECT OUR COMPETITIVENESS. We have a highly leveraged capital structure. As of September 30, 1998, our liabilities totaled approximately $226 million. Our debt service requirements could negatively affect our market value because of the following:

              - our ability to obtain additional financing for future working capital needs or for other purposes may be limited;

              - a substantial portion of our cash flows from operations will be dedicated to paying principal and interest on our indebtedness, thereby reducing funds available for operations and business expansion; and

              - we may have greater exposure to adverse economic conditions than competing companies that are not as highly leveraged.

These factors could negatively affect our financial condition and results of operations.

              RESTRICTIVE COVENANTS IN THE INDENTURE COULD PREVENT US FROM TAKING OTHERWISE SOUND BUSINESS ACTION. The indenture governing our Notes contains certain restrictive covenants. The restrictions in the indenture affect, and in some cases significantly limit or prohibit, our ability to, among other things:

              -     incur additional indebtedness;

              -     make prepayments of certain indebtedness;

              -     make distributions;

              -     make investments;

              -     engage in transactions with affiliates;

              -     issue capital stock;

              -     create liens;

              -     sell assets; and

              -     engage in mergers and consolidations.

              If we fail to comply with the restrictive covenants in the indenture governing the Notes, our obligation to repay the Notes may be accelerated. We are currently seeking the consents of the holders of the Notes to amend certain provisions of the indenture.


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MARKET DEMAND FOR OUR PRODUCTS AND SERVICES IS NOT CERTAIN.

              CUSTOMER ACCEPTANCE DEPENDS ON SEVERAL FACTORS. The success of the ORBCOMM system will depend on customer acceptance of ORBCOMM services. Customer acceptance of ORBCOMM services will depend on a number of factors, including:

              -     the number of satellites that are operational at any time;

              - completion and performance of the necessary ground infrastructure;

              - receipt of the necessary regulatory and other approvals to operate in a particular country;

              - the availability of subscriber units that are compatible with the ORBCOMM system and meet the varying needs of customers;

              -     the price of ORBCOMM services and related subscriber units;
                    and

              - the extent, availability and price of alternative data and messaging communications services.

              As with any new communications service, we cannot assure you that the market will accept our services. See "-- Competition Comes from Several Sources."

              In addition, ORBCOMM believes that market acceptance of certain ORBCOMM services depends on the design, development and commercial availability of integrated hardware and software applications that support the specific needs of our target customers. We have entered into agreements with over 45 VARs and are continuing to enter into agreements with a number of other VARs and applications developers. We are also developing Internal VARs that are responsible for developing a portion of these applications. If there is a lack of, or a delay in the availability of the components necessary to fulfill our customers' business requirements, market acceptance of ORBCOMM services could be adversely affected. See "-- Risks Related to Satellites -- Schedule Delays Could Affect Our Commercial Operations in Some Areas," "-- Risks Related to Satellites -- Cost Increases from Satellite Enhancements, Launch Failures and Other Sources Could Negatively Affect Our Financial Performance" and "-- Reliance on Third Parties Could Affect Our Operations."

              Currently over 100 companies are using or are in the process of evaluating the ORBCOMM system. Our business plan assumes that our potential customers will accept certain limitations inherent in satellite communications services. For example, the ORBCOMM system's line-of-sight limitation, particularly in "urban canyons," and its limited ability to penetrate buildings and other objects could limit customers' use of the ORBCOMM system and services. In addition, system availability will be limited in equatorial regions before the planned 36-satellite enhanced constellation is in commercial operation. In addition to the limitations that the ORBCOMM system architecture imposes, ORBCOMM services will not be available in those countries where we or our International Licensees have not obtained the necessary regulatory and other approvals. Certain potential customers may find these limitations on the availability of ORBCOMM services to be unacceptable. See "-- Regulatory Risks Present Potential Obstacles to Full Operation of the ORBCOMM System -- The Failure to Obtain Regulatory Approvals in Other Countries Could Hinder Global Service Offerings."

              COMPETITION COMES FROM SEVERAL SOURCES. Competition in the communications industry is intense, fueled by rapid and continuous technological advances and alliances between industry participants seeking to use such advances internationally to capture significant market share. Although currently no other company is providing the same global, satellite-based commercial data and messaging communications services that we provide, we anticipate that the ORBCOMM system will face competition from numerous existing and potential


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alternative communications products and services offered by various large and small companies. We expect that potential competitors may include:

              - operators or users of other networks of low-Earth orbit ("LEO") satellites similar to the ORBCOMM system whose satellites operate below 1GHz (so-called "Little LEO" satellite systems);

              - operators or users of networks of LEO satellites operating above 1GHz that offer voice telephony as well as data services;

              - operators or users of mid-Earth orbit satellite systems that use satellites with orbits located between 2,000 and 18,000 miles above the Earth;

              - operators or users of geosynchronous orbit satellite systems that use satellites with orbits located approximately 22,300 nautical miles directly above the equator; and

              - operators and users of terrestrial-based data communications systems.

              If any of our competitors succeeds in marketing and deploying systems with services having functions and prices similar to those we expect to offer, our ability to compete in markets served by such competitors may be adversely affected.

              Some of our actual or potential competitors have financial, personnel and other resources that are substantially greater than our resources. In addition, a continuing trend toward consolidation and strategic alliances in the communications industry could give rise to significant new competitors. Furthermore, any foreign competitor may benefit from subsidies from, or other protective measures taken by, its home country. Some of these competitors could develop more technologically advanced systems than the ORBCOMM system or could provide more efficient or less expensive services than those that we expect to provide.

              ORBCOMM may also face competition in the future from companies using new technologies and new satellite systems. See "-- Risks Related to Satellites -- Our Ability to Keep Pace with Technological Change Will Play a Large Role in Our Success." A number of these new technologies, even if they are not ultimately successful, could negatively affect us. Additionally, our business could be adversely affected if competitors begin or expand their operations or if existing or new communications service providers are able to penetrate our target markets.

RELIANCE ON THIRD PARTIES COULD AFFECT OUR OPERATIONS

              WE WILL RELY HEAVILY ON VARS WITHIN THE UNITED STATES. In the United States, we intend to rely heavily on VARs to market and distribute many of our services to customers.

              Our success depends, in part, on our ability to attract and retain qualified VARs. We cannot assure you that we will be able to enter into VAR agreements for additional markets at the times or on the terms we expect or that we will be able to retain our existing VARs when the terms of their respective agreements end.


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              We believe that successfully marketing certain ORBCOMM services will depend on designing, developing and making commercially available data and messaging applications that support the specific needs of our target customers. To date, nearly 100 applications have been developed by or on behalf of VARs for use with the ORBCOMM system. Designing, developing and implementing data and messaging applications require VARs to commit substantial financial and technological resources. Certain VARs are or are likely to be newly formed ventures with limited financial resources, and these entities may not be successful in designing data and messaging applications or marketing ORBCOMM services effectively. The inability of VARs to provide data and messaging applications to customers could negatively affect market acceptance of ORBCOMM services. Also, if VARs fail to develop data and messaging applications, we may do so, which will increase our expenses. See "-- Market Demand for Our Products and Services is Not Certain." Furthermore, our reseller agreements provide that VARs will use all reasonable commercial efforts to market and distribute ORBCOMM services, but in substantially all cases these agreements do not require VARs to meet established sales objectives. We cannot assure you that VARs will successfully develop a market for and distribute ORBCOMM services.

              Although we are developing Internal VARs, we currently act primarily as a wholesaler to VARs. Thus, the cost to customers for ORBCOMM services is largely beyond our control. Furthermore, we will have no rights independently to offer particular data and messaging applications developed by VARs or to use the associated software unless we enter into appropriate licensing agreements. By developing Internal VARs, we may create actual or apparent conflicts with certain VARs, which could adversely affect such VARs' willingness to invest resources in developing and distributing data and messaging applications for the ORBCOMM system.

              WE WILL RELY HEAVILY ON INTERNATIONAL LICENSEES OUTSIDE THE UNITED STATES. Outside the United States, we enter into agreements with International Licensees. The International Licensees are responsible in their territories for procuring and installing the necessary gateways, obtaining the necessary regulatory and other approvals to provide services using the ORBCOMM system and marketing and distributing ORBCOMM services. We select the International Licensees primarily by evaluating their ability to market and distribute ORBCOMM services successfully.

              Although we consider many elements in evaluating potential International Licensees, an individual International Licensee may not satisfy any one or more of these elements. Our success depends, in part, on our ability to attract and retain qualified International Licensees. We cannot assure you that we will be able to enter into agreements with International Licensees for additional territories at the times or on the terms we expect, or that we will be able to retain our existing International Licensees when the terms of their respective agreements end. In addition, each agreement we have executed with an International Licensee provides that the International Licensee may terminate the agreement upon one year's written notice, and any International Licensee may decide to do so. Also, ORBCOMM International Partners, L.P. ("ORBCOMM International"), an affiliate of ORBCOMM, has the right under the terms of these agreements to terminate such agreements based on the non-performance of the licensee as described therein. See "-- Our Business is Subject to Certain Structural and Market Risks -- Conflict Regarding Termination of Service License Agreements."

              We are required to give to certain International Licensees satellite usage fee credits as a result of our failure to meet certain ORBCOMM system launch milestones. Moreover, certain of the agreements grant International Licensees the right to terminate their agreements if they are unable to obtain the necessary regulatory and other approvals within certain time parameters. Our International Licensees may not be successful in obtaining the necessary regulatory and other approvals, and, if successful, the International Licensees may not develop a market and/or a distribution network for ORBCOMM services. See "-- Regulatory Risks Present Potential


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Obstacles to Global Operation of the ORBCOMM System --The Failure to Obtain
Regulatory Approvals in Other Countries Could Hinder Global Service Offerings."

              Certain International Licensees are or are likely to be newly formed ventures with limited financial resources. These entities may not be successful in procuring and installing the necessary gateways, obtaining the necessary regulatory approvals or successfully marketing and distributing ORBCOMM services. The general form of our International Licensee agreement does not obligate us or give us the contractual right to construct the necessary gateway if an International Licensee is unable or unwilling to construct one. In the future, and if an International Licensee is unable or unwilling to do so, we may desire to construct, or finance the construction of, the necessary gateway. However, the International Licensee or the relevant governmental authority may not permit us to construct the gateway, or we may not be able to bear the cost of constructing the gateway, which cost may be significant. See "-- We Will
Have Significant Additional Funding Requirements  -- Additional Funding
Required to Commence Global Service Could be Significant."

              WE WILL RELY HEAVILY ON SUBSCRIBER UNIT MANUFACTURERS TO SATISFY CUSTOMER DEMAND. Success of the ORBCOMM system depends on manufacturers developing, on a timely basis, relatively inexpensive subscriber units. While we have executed five subscriber unit manufacturing agreements and have type approved seven different subscriber unit models, a sufficient supply of these subscriber units may not be available to customers at prices or with functional characteristics that meet customers' needs. To date, we have procured for our own inventory, and our customers and distributors have either received or ordered, a total of over 30,000 subscriber units. On occasion, we have found it advisable to purchase or to subsidize the purchase of subscriber units and may do so in the future. We expect to sell these subscriber units to VARs, Internal VARs and International Licensees at prices equal to or greater than cost, although we cannot assure you that we will be able to do so. The cost of these purchases or subsidies could be significant. If subscriber unit manufacturers are unable to develop and manufacture subscriber units successfully at cost-effective prices that both meet the needs of customers and are available in sufficient numbers, market acceptance of the ORBCOMM system and the quality of ORBCOMM services could be affected, which, in turn, could negatively affect on our financial condition and results of operations. See "-- Market Demand for Our Products and Services is Not Certain."

              WE RELY HEAVILY ON ORBITAL FOR OUR MOST IMPORTANT ASSETS. We do not independently have, and do not intend to acquire (except by contracting with other parties), the ability to design, construct or launch the satellites in the ORBCOMM system. Under the procurement agreement, we have contracted with Orbital to provide these services on a fixed-price basis, subject to adjustments for out-of-scope work. We may terminate the procurement agreement if Orbital fails to achieve certain milestones within 56 weeks after the contracted completion date or if Orbital fails to comply materially with any terms of the procurement agreement. We may not, however, withhold payments under the procurement agreement solely because Orbital fails to achieve certain milestones by the dates originally planned. If Orbital fails to perform its obligations under the procurement agreement, the launch of the ORBCOMM system will be delayed until we are able to replace Orbital. In addition, an adverse effect on Orbital and its business for whatever reason may adversely affect Orbital's ability to perform under the procurement agreement. We have not identified any alternate provider of the services Orbital currently provides. An alternate service provider may not be available or, if available, may not be available at a cost or on terms acceptable to ORBCOMM.

              WE RELY HEAVILY ON THIRD PARTIES TO CONTROL ACCESS TO OUR PROPRIETARY INFORMATION. Our success and ability to compete depend to a certain degree on our proprietary technology, and we depend on Orbital's intellectual property rights relating to the ORBCOMM system. Under the procurement agreement, Orbital or its subcontractors generally own the intellectual property relating to the work performed by Orbital under the procurement agreement, including the ORBCOMM satellites (other than certain communications software) and the U.S. ground segment. We rely primarily on copyright and trade secret law to protect our technology. We currently hold no patents. Our policy is to enter into confidentiality agreements with our employees, consultants and vendors.


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These agreements, where appropriate, obligate the signatory to assign to us proprietary technology developed during performance under the agreements and generally to control access to and distribution of our software, documentation and other proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our software or other proprietary information without authorization or to develop similar software independently. In addition, absent the appropriate licensing agreements, we have no rights independently to offer particular applications developed by VARs or to use the software included in these applications. Enforcing intellectual property rights to these products will depend on VARs. Furthermore, the laws of countries outside the United States may afford us and the VARs little or no effective protection of our intellectual property. Losing protection of these intellectual property rights could negatively affect our financial condition and results of operations.

            The steps we have taken may not prevent misappropriation of our technology, and agreements entered into for that purpose may not be enforceable. In addition, we may have to resort to litigation in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. This litigation, whether or not successful, could result in substantial costs and diverted resources, each of which could negatively affect our financial condition and results of operations.

RISKS RELATED TO SATELLITES

            A significant portion of our tangible assets are our low-Earth orbit satellites and the related ground infrastructure. The loss or failure of satellites in the constellation could negatively affect ORBCOMM.

            USEFUL LIFE OF SATELLITES; DAMAGE TO OR LOSS OF SATELLITES. There are many factors that contribute to and may affect the useful life of satellites, including the ORBCOMM satellites, such as the quality of the satellites' design and construction and the durability and expected gradual environmental degradation of their electrical and other components.

            The first generation of ORBCOMM satellites (with the exception of the first two satellites to be placed in orbit, each of which has a design life of four years) have eight-year design lives. We cannot assure you that any satellite will operate for the full duration of its design life. See "--The Costs of Maintaining the Space Segment May Outstrip Funds Generated from Operations."

            In addition, loss of or damage to the ORBCOMM satellites may result from a variety of causes, including:

            -      electrostatic storms;

            - collisions with other objects, including space debris, man-made objects or certain space phenomena such as comets, meteors or meteor showers;

            -      random failure of satellite components; or

            -      high levels of radiation.

            Also, loss of or damage to the ORBCOMM satellites may result from the failure of the launch vehicle that was to place the satellites in orbit. See, "-- Launch-Related Risks" and "-- Limited Insurance Exposes Us to Significant Risks of Loss."

            The ORBCOMM system was designed to provide for redundancy in the event of the loss or failure of one or more satellites in the constellation, whether due to a satellite reaching the end of its design life or some other cause. However, the loss or failure of satellites in the constellation may cause:

            -      gaps in service availability;

            -      significantly degraded service quality;

            -      increased costs; or


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            -      loss of revenue for the period that service is interrupted or impaired.

            SATELLITE ANOMALIES. In addition to the factors discussed above, there are a number of factors that may cause anomalies with respect to the operation or performance of satellites in orbit. In connection with the deployment of our satellite constellation, we have experienced certain anomalies with respect to several of our satellites. These anomalies include reduced power levels on certain satellites and the failure of certain satellites to transmit data to subscriber units. We believe that we will be able to bypass the data transmission anomaly although the coverage footprint of such satellites will be reduced. You should also note that:

            - anomalies such as those described above, or other anomalies that have comparable effects, could occur in the future with respect to the in-orbit satellites or additional satellites launched by ORBCOMM; and

            - while the anomalies described above have not materially affected our business, should ORBCOMM be unable to correct such anomalies, if applicable, or should additional anomalies occur in the future with respect to the other in-orbit satellites or additional satellites launched by ORBCOMM, such events could negatively affect our business.

            LAUNCH-RELATED RISKS. To date, we have successfully launched 28 satellites into their proper orbits. Under our current timetable, we plan to launch eight additional satellites on one launch vehicle in the third quarter of 1999. We have contracted with Orbital to provide a Pegasus(R) launch vehicle (the same vehicle used to launch 24 of the 28 ORBCOMM satellites currently in orbit) to launch these additional eight satellites.

            Satellite launches are subject to significant risks, including:

            - failure of the launch vehicle due to a crash or explosion, which could cause disabling damage to or loss of the satellites;

            - damage to the satellites during loading into the launch vehicle, during the launch itself or as the satellites are deployed by the launch vehicle;

            -     failure of the satellites to achieve their proper orbits; and

            - unreasonable delays related to poor weather conditions or prior launch failures.

              ORBCOMM bears the risk of loss of a launch vehicle and satellites upon release of the Pegasus launch vehicle from Orbital's L-1011 aircraft. Our insurance against the loss of a launch vehicle and its satellite payload is limited. See " -- Limited Insurance Exposes us to Significant Risk of Loss."

              If our next satellite launch fails, or if we should need to procure launch services from an alternate provider for any reason, the resulting delays would increased the costs to deploy the 36-satellite enhanced constellation.


              COST INCREASES FROM SATELLITE ENHANCEMENTS, LAUNCH FAILURES AND OTHER SOURCES COULD NEGATIVELY AFFECT OUR FINANCIAL PERFORMANCE. Due to the increased costs of modifications and enhancements made to the ORBCOMM system, our estimated costs have increased significantly since August 1996. We attribute a portion of this increase to the planned launch of an additional plane of eight satellites to complete the 36-satellite enhanced constellation, which plane was not included in the August 1996 estimate. Additional cost increases could come from, for example, launch or uninsured satellite failures and further modifications to all or a portion of the ORBCOMM system design to work out technical difficulties or to accommodate changes in regulatory requirements.

              Significant cost increases related to launching and implementing the planned 36-satellite enhanced constellation could negatively affect our financial condition and results of operations. See "-- Satellite Anomalies," "-- Launch-Related Risks" and "We Will Have Significant Additional Funding Requirements -- Additional Funding Requirements Required to Commence Global Service Could be Significant."

              LIMITED INSURANCE EXPOSES US TO SIGNIFICANT RISKS OF LOSS. Our insurance may not adequately mitigate the adverse impact of a loss of satellites or a launch vehicle failure. See "-- Satellite Anomalies" and "-- Launch-Related Risks."

              With respect to our next planned Pegasus launch (the "Fourth Pegasus Launch"), if there is a loss of three or more satellites in any of the planes of eight ORBCOMM satellites that were launched before the Fourth Pegasus Launch, we have insurance that would cover the costs of obtaining a replacement launch vehicle and eight replacement satellites. If there is no loss of three or more satellites in any of the planes of eight ORBCOMM satellites that were launched before the Fourth Pegasus Launch, we do not currently have insurance that would cover the costs of obtaining a replacement launch vehicle or eight replacement satellites; however, we expect to obtain such insurance before the Fourth Pegasus Launch, assuming such insurance is available on commercially reasonable terms.

              We have no insurance against in-orbit satellite failure for the two satellites that were launched in April 1995 or for the two satellites launched in February 1998 on a Taurus(R) launch vehicle. We have procured satellite insurance against the in-orbit failure of satellites in each of the first three planes of eight satellites launched using the Pegasus launch vehicle. This in-orbit insurance covers all eight satellites in a single plane for five years (or longer if extended) after the successful placement in orbit of such plane, but only if three or more in-orbit satellites in the plane fail after their successful placement in orbit, and only if we have used three or more satellites originally intended as ground spares to replace satellites lost in an unsuccessful launch or because of in-orbit failure.

              SCHEDULE DELAYS COULD AFFECT OUR COMMERCIAL OPERATIONS IN CERTAIN AREAS. In the past, we have had to delay satellite launches primarily because of subcontractor late deliveries and because of enhancements made to the satellites' design based on, among other things, lessons we learned from operating the two satellites launched in April 1995. At the time of the Notes Offering, we anticipated that we would have launched 28 satellites by the end of 1997. Instead, we had launched 28 satellites as of the end of the third quarter of 1998.

              Additional delays in implementing the planned 36-satellite enhanced constellation, which will provide for enhanced coverage in the equatorial region, could result from a variety of causes, including, among others:

              - a delay or failure of the launch of eight satellites planned for the third quarter of 1999; and

              - delays caused by design reviews in the event of a launch vehicle failure or the loss of a satellite or other event beyond our control.

              We cannot assure you that these or other factors, some of which are beyond our control, will not delay the implementation of the planned 36-satellite enhanced constellation, which could negatively affect our financial condition and results of operations. See "-- Satellite Anomalies" and "-- Launch-Related Risks."

              THE COSTS OF MAINTAINING THE SPACE SEGMENT MAY OUTSTRIP FUNDS GENERATED FROM OPERATIONS. The ORBCOMM satellites, which constitute a substantial portion of our total assets, have limited useful lives. See
"-- Risks Related to Satellites -- Useful Life of Satellites; Damage to or Loss of Satellites."

              We anticipate using funds from operations to develop a second generation of satellites to replenish and expand the constellation. If sufficient funds from operations are not available and we are unable to obtain financing for the second generation satellites, we will not be able to replace the first generation satellites at the end of their useful lives. We cannot assure you that additional capital would be available to develop the second generation satellites on favorable terms or on a timely basis, if at all. See "-- We Will Have Significant Additional Funding Requirements -- Additional Funding Required to Commence Global Service Could be Significant."

              LACK OF ADEQUATE SECURITY FOR COMMUNICATIONS VIA THE INTERNET COULD AFFECT CUSTOMER ACCEPTANCE OF ORBCOMM SERVICES. Like many other modern communications networks, we currently deliver a substantial portion of data to our customers over the Internet and expect to continue to use the Internet as a primary delivery method for data collected from subscriber units and satellites. We currently take certain measures to ensure the security of customer data, but despite these measures, persons seeking unauthorized access to our customer data may be able to gain such access. We believe that if unauthorized access to our customer data were to occur, or if our potential customers were to perceive that such unauthorized access was likely, the market for our services would be negatively affected.

              OUR ABILITY TO KEEP PACE WITH TECHNOLOGICAL CHANGE WILL PLAY A LARGE ROLE IN OUR SUCCESS. The communications industry is characterized by continuous change. Future technological advances in the communications industry may bring to market new services, products or information delivery methods that could compete with, or render obsolete, the monitoring, tracking and messaging services that we intend to provide. We may be adversely affected by such advances in technology, or these advances may enable additional companies to offer services that replace some or all of the services that we intend to provide. New technologies, even if not ultimately successful, could negatively affect our financial condition and results of operations. See "-- Market Demand for Our Products and Services is Not Certain -- Competition Comes From Several Sources."

              WE COULD EXPERIENCE DIFFICULTY INTEGRATING ALL OF THE COMPONENTS AND SUB-COMPONENTS OF THE ORBCOMM SYSTEM. While the ORBCOMM system has successfully transmitted over three million messages to date, the ORBCOMM system is exposed to the risks inherent in any large-scale complex communications system using advanced technologies. Operating the ORBCOMM system requires that we design and integrate in detail communications technologies and devices ranging from satellites operating in space to ground infrastructure located around the world. Even if built to specifications, the ORBCOMM system may not function as expected. If any of the diverse and dispersed elements of the system fails to function and coordinate as required, that failure could delay full deployment of the ORBCOMM system or render it unable to perform at the quality and capacity levels required for us to operate our business successfully.

REGULATORY RISKS PRESENT POTENTIAL OBSTACLES TO GLOBAL OPERATION OF THE ORBCOMM SYSTEM

              OBTAINING AND MAINTAINING THE NECESSARY U.S. LICENSES COULD CAUSE DELAYS. Our business may be affected by the regulatory activities of various U.S. government agencies, primarily the Federal Communications Commission (the "FCC"). On October 20, 1994, the FCC granted to OCC a license (the "Original FCC License") authorizing OCC to construct, launch and operate 36 LEO satellites to provide two-way data and messaging communications and position determination services in the United States. On March 31, 1998, the FCC also granted to OCC a license for, among other things, 12 additional LEO satellites (the "Supplemental FCC License and, together with the Original FCC License, the "FCC Licenses"). Although the FCC Licenses are currently valid, the FCC could revoke them if OCC fails to satisfy certain conditions or to meet certain prescribed milestones, including:

              - the December 2000 milestone by which OCC must have launched 36 satellites;

              - the September 2002 milestone by which OCC must launch two of the 12 satellites recently licensed under the Supplemental FCC License; and

              - the March 2004 milestone by which OCC must launch the remaining ten of these satellites,

unless the FCC grants extensions for accomplishing these milestones. While the FCC Licenses are valid for ten years from the operational date of the first ORBCOMM satellite, which was April 1995, OCC is required to apply for a license renewal three years before each FCC License expires. While, based on past experience, OCC believes the FCC generally grants the renewal applications of existing licensees where the licensee has satisfied the requirements of the license, it is possible that the FCC will not, in fact, renew either of the FCC Licenses. Should the FCC revoke or fail to renew the FCC Licenses, or if OCC fails to satisfy any of the conditions of the FCC Licenses, such event would negatively affect our financial condition and results of operations.

              The FCC has licensed OCC to operate as a private carrier. Because of our method of distributing services, we believe that OCC currently is not subject to the restrictions that apply to common carriers or to providers of Commercial Mobile Radio Services ("CMRS"). We plan to distribute our services to customers indirectly through VARs and directly through Internal VARs. In most cases, we will provide our customers with enhanced services and will not be interconnected with the public switched telephone network. Therefore, we do not believe that the FCC will regard these services as common carrier or CMRS. In the future, however, we may provide services that the FCC deems common carrier or CMRS, or the FCC may exercise its discretionary authority to apply the common carrier or CMRS rules to the Company. Applying these rules could negatively affect our financial condition and results of operations by, for instance, subjecting us to rate regulation and certain tariff filing requirements, limiting some foreign ownership in the Company and subjecting us to state regulation (if we were deemed to be a common carrier).

              Our financial condition and results of operations could be adversely affected if the United States adopts new laws, policies or changes in the interpretation or application of existing laws, policies and regulations that modify the present regulatory environment.

              THE FAILURE TO OBTAIN REGULATORY APPROVALS IN OTHER COUNTRIES COULD HINDER GLOBAL SERVICE OFFERINGS. Our business is affected by the regulatory authorities of the countries in which we or the International Licensees will operate and in which we plan to offer our services. Our International Licensees will be required to obtain local regulatory approvals to offer ORBCOMM services, to operate gateways and to sell subscriber units within their territories. Thus, these International Licensees must obtain numerous approvals before we can offer full global coverage. Our current business plan is based on our receiving regulatory approvals in several foreign jurisdictions by the end of the third quarter of 1999, when the final eight satellites of the planned 36-satellite enhanced constellation are currently expected to be launched. The Company, the International Licensees or third parties have received full or limited regulatory approvals in 21 countries. Certain licenses permit a range of activities including the right to test and demonstrate or operate the ORBCOMM system on a temporary or otherwise limited basis. While each International Licensee is responsible for obtaining regulatory approvals in its territory, each International Licensee may not be successful in doing so. If any International Licensee is not successful, we will not be able to offer services in the affected territory.

              Although many countries have moved to privatize communications services and permit competition in providing these services, some countries continue to require that a government-owned entity provide all communications services. While we anticipate that substantially all of the International Licensees will be private entities, we may be required to offer our services through a government-owned or -controlled entity in those territories where government monopolies prevail.

              Our inability to offer service in a foreign country or countries could negatively affect our financial condition and results of operations. Regulatory provisions in countries in which we or the International Licensees seek to operate may impose impediments on our or the International Licensees' operations, and such restrictions could be unduly burdensome. Our business may also be adversely affected by regulatory changes resulting from judicial decisions and/or the adoption of treaties, legislation or regulations by the national authorities of countries or territories where we plan to operate the ORBCOMM system.

              COORDINATION WITH THE INTERNATIONAL TELECOMMUNICATIONS UNION POSES RISKS OF DELAYS. The United States, on behalf of OCC, is required to coordinate the frequencies that the ORBCOMM system uses under the auspices of the International Telecommunications Union ("ITU"). Frequency coordination is a necessary prerequisite to obtaining interference protection from other satellite systems. There is no penalty for launching a satellite system before completing the ITU coordination process, although protection from interference through this process is only afforded as of the date that the ITU notifies the ORBCOMM system that the coordination process has been successfully completed. Except as noted below, the United States, on our behalf, has completed the ITU coordination process with respect to the planned 36-satellite enhanced constellation. The FCC has modified OCC's ITU documentation to include the proposed launch of the additional 12 additional satellites for which OCC has been licensed. We do not expect this modification to affect coordination of the ORBCOMM satellite system. Moreover, supplemental coordination of these 12 satellites is not required for countries for which the United States previously completed coordination.

              The United States has successfully coordinated the ORBCOMM system with Russia with the exception of two downlink channels that operate on co-frequency with the Russian Meteor system. We will not need these two downlink channels immediately, but we will need them when the additional high-inclination plane satellites are launched. Discussions are continuing directly with the operator of the Russian Meteor system in accordance with the U.S.-Russian coordination agreement, and we currently expect this coordination to be completed in 1999. The United States has successfully coordinated the ORBCOMM system with a French government system that is currently in operation. However, the United States has not completed coordination of the ORBCOMM system with the French commercial Little LEO system S80-1, which is currently planned to be launched in November 2000. We currently expect that coordination with respect to S80-1 will be completed before the planned launch of this system.

              Any delay in or failure to complete the ITU coordination process successfully may result in interference to the ORBCOMM system by other mobile satellite systems operating internationally, and this interference could negatively affect our financial condition and results of operations. Furthermore, International Licensees working with their respective governments are required to complete ITU coordination of subscriber units and gateways located in their territories with countries located within distances determined by ITU recommendations. These coordinations may not be completed successfully or in a timely manner, which could result in delayed availability of ORBCOMM services in the affected territories.

              LAUNCH LICENSING POSES RISKS OF LAUNCH DELAYS. We anticipate using a launch facility outside the United States to launch the equatorial plane scheduled for the third quarter of 1999. Therefore, we will require a license from the applicable United States government authorities to export the satellites from the United States to such location and a license from the applicable government authorities outside the United States to launch the satellites. Under the procurement agreement, Orbital is responsible for obtaining the necessary licenses or regulatory approvals for this satellite launch. We cannot assure you that Orbital will be successful in obtaining these licenses or regulatory approvals.

OPERATING RISKS COME FROM SEVERAL SOURCES

              MULTINATIONAL OPERATIONS AND DEVELOPING MARKETS POSE UNIQUE OPERATING CHALLENGES. Since we expect to derive substantial revenues by providing communications services globally, we are subject to certain multinational operating risks, such as:

              - changes in domestic and foreign government regulations and communications standards;

              -     licensing requirements;

              -     tariffs or taxes and other trade barriers;

              -     price, wage and exchange controls;

              -     political, social and economic instability;

              -     inflation;

              -     interest rate and currency fluctuations; and

              -     U.S. law prohibitions from operating in certain countries.

              Many of these risks may be greater in developing countries or regions. In addition, although we anticipate that the International Licensees will make all payments in U.S. dollars, the potential lack of available U.S. currency in certain countries may prevent the International Licensees in those countries from being able to do so. Because we expect to receive most payments in U.S. dollars, we do not intend to hedge against exchange rate fluctuations.

OUR BUSINESS IS SUBJECT TO CERTAIN STRUCTURAL AND MARKET RISKS

              ORBCOMM IS CONTROLLED BY TWO STRATEGIC PARTNERS. Our Company is a limited partnership whose current partners, OCC and Teleglobe Mobile, each holds 50% of the Company's partnership interests. Under the current ORBCOMM partnership agreement, substantially all actions by the Company require the approval of at least a majority-in-interest (i.e., partners holding a majority of the partnership interests in the Company). As such, the partners must agree with respect to any and all decisions that require approval of a majority-in-interest, or in the event the partners fail to agree, such failure will result in deadlock between the partners. Such failure of the partners to agree with respect to any decision requiring the approval of a majority-in-interest could have a negative effect on ORBCOMM.

              POTENTIAL CONFLICTS OF INTEREST WITH ORBITAL OR TELEGLOBE COULD AFFECT ORBCOMM. Orbital and Teleglobe each has a substantial ownership interest in ORBCOMM. A conflict of interest may exist between ORBCOMM and Orbital under the procurement agreement and other related agreements between Orbital and OCC. Also, Orbital is a majority owner of Magellan Corporation, a manufacturer of ORBCOMM subscriber units. Under the current ORBCOMM partnership agreement, transactions between ORBCOMM and Orbital are subject to the approval of the Company's related party transaction committee. A conflict of interest may exist between the Company and Teleglobe by virtue of Teleglobe's majority ownership of ORBCOMM Canada Inc., our International Licensee for Canada. Any potential conflict of interest between ORBCOMM and either of these entities could negatively affect our results of operation.

              CONFLICT REGARDING TERMINATION OF SERVICE LICENSE AGREEMENTS. On December 18, 1998, ORBCOMM International terminated for non-performance its service license agreements with SEC ORBCOMM (Middle East) Ltd. ("SEC ORBCOMM") and CEC Bosphorus Communications, Ltd. ("CEC Bosphorus"), which agreements together covered 20 countries. On December 23, 1998, SATCOM International Group PLC ("SATCOM"), the alleged successor-in-interest to SEC ORBCOMM's and CEC Bosphorus' interests in these agreements, filed an action (98 Civ. 9095, S.D.N.Y.) claiming that the termination of these agreements was unjustified. This suit seeks damages and a preliminary and permanent injunction effectively awarding the licenses under these agreements to SATCOM. SATCOM also sought a temporary restraining order, which was denied by the district court on December 28, 1998. A hearing on SATCOM's request for a preliminary injunction is currently scheduled for February 8, 1999. ORBCOMM believes that the claims against ORBCOMM International are without merit, and is prepared to vigorously defend ORBCOMM International against this action. In addition, ORBCOMM International is actively seeking a new licensee or licensees for the countries formerly covered by these service license agreements.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS. NOT APPLICABLE.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) EXHIBITS
            99      Other Exhibits
            99.1    Press Release

ITEM 8. CHANGE IN FISCAL YEAR. NOT APPLICABLE.

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S. NOT APPLICABLE.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ORBCOMM GLOBAL, L.P.

Date:   February 2, 1999           By:   /s/ SCOTT L. WEBSTER
        ----------------                 -------------------------------
                                         Scott L. Webster
                                         Chairman and Chief
                                           Executive Officer